Prospect Capital for December 2021 Results Announces $0.22 per Share of Net Investment Income, 4.7% Increase in Net Asset Value per Common Share, and Monthly Stable $0.06 per Common Share Distributions

NEW YORK, February 8, 2022 (GLOBE NEWSWIRE) -– Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our second quarter ended December 31, 2021.

FINANCIAL RESULTS

All amounts in $000’s except per share amounts (on weighted average basis for period numbers)	Quarter Ended	Quarter Ended	Quarter Ended
	December 31, 2021	September 30, 2021	December 31, 2020

Net Investment Income (“NII”)	$85,557	$81,369	$81,561
Basic NII per Common Share	$0.22	$0.21	$0.21
Interest as % of Total Investment Income	81.1%	86.3%	84.0%

Net Income Applicable to Common Stockholders	$246,411	$209,724	$305,967
Basic Net Income per Common Share	$0.63	$0.54	$0.80

Distributions to Common Shareholders	$70,240	$70,043	$68,824
Distributions per Common Share	$0.18	$0.18	$0.18

Since Oct 2017 Basic NII per Common Share	$3.37	$3.15	$2.55
Since Oct 2017 Distributions per Common Share(2)	$3.09	$2.89	$2.34
Since Oct 2017 Basic NII Less Distributions per Common Share	$0.28	$0.26	$0.21

Net Asset Value (“NAV”) to Common Shareholders	$4,140,128	$3,943,263	$3,442,734
NAV per Common Share	$10.60	$10.12	$8.96

Net of Cash Debt to Equity Ratio(1)	51.3%	48.2%	61.1%
Net of Cash Asset Coverage of Debt Ratio	293%	306%	265%

Unsecured Debt as % of Total Debt	80.3%	96.0%	86.8%
Unsecured and Non-Recourse Debt as % of Total Debt	100.0%	100.0%	100.0%

(1)Including our preferred stock as equity.
(2)Including common stock and preferred stock dividends paid.

CASH COMMON SHAREHOLDER DISTRIBUTION DECLARATION

Prospect is declaring distributions to common shareholders as follows:

Monthly Cash Common Shareholder Distribution	Record Date	Payment Date	Amount ($ per share)
February 2022	2/24/2022	3/22/2022	$0.0600
March 2022	3/29/2022	4/20/2022	$0.0600
April 2022	4/27/2022	5/19/2022	$0.0600

These monthly cash distributions are the 54th, 55th, and 56th consecutive $0.06 per share distributions to common shareholders.

Prospect expects to declare May 2022, June 2022, July 2022, and August 2022 distributions in May 2022.

Based on the declarations above, Prospect’s closing stock price of $8.41 at February 7, 2022 delivers to our common shareholders an annualized distribution yield of 8.6%.

Shareholders earned over a 73% total return for the twelve months ended December 31, 2021 if they participated in our dividend reinvestment plan (also known as our “DRIP”), while non-participating shareholders earned a 69% return. We offer a 5% discount to the market price of our common stock to shareholders who have elected to participate in our DRIP.

Taking into account past distributions and our current share count for declared distributions, and since inception through our April 2022 declared distribution, Prospect will have distributed $19.32 per share to original common shareholders, aggregating approximately $3.6 billion in cumulative distributions to all common shareholders.

Since October 2017, our NII per common share has aggregated $3.37 while our common shareholder and preferred shareholder distributions per common share have aggregated $3.09, enabling our NII to exceed common and preferred distributions during this period by $0.28 per common share.

Initiatives focused on enhancing accretive NII per share growth include (1) our $1.25 billion targeted 5.50% perpetual preferred stock offerings, (2) a greater utilization of our cost efficient revolving credit facility (with an incremental cost of approximately 1.47% at today’s one month Libor), (3) retirement of higher cost liabilities (including multiple recent tender offers and repurchases), (4) issuing low cost notes (including recent 5 to 30 year senior unsecured notes with coupons ranging from 2.25% to 4.625%), and (5) increased originations of senior secured debt and selected equity investments targeting risk-adjusted yields and total returns as we deploy dry powder from our underleveraged balance sheet.

Our senior management team and employees own approximately 28% of all common shares outstanding, over $1.1 billion of our common equity.

CASH PREFERRED SHAREHOLDER DISTRIBUTION DECLARATION

Prospect is declaring distributions to Series A1, Series M1, and Series A2 preferred shareholders at an annual rate of 5.50% of the stated value of $25.00 per share, from the date of issuance or, if later, from the most recent dividend payment date (the first business day of the month, with no additional dividend accruing in January as a result), as follows:

Series A1, M1, and A2 Monthly Cash 5.50% Preferred Shareholder Distribution	Record Date	Payment Date	Monthly Amount ($ per share), before pro ration for partial periods
March 2022	3/23/2022	4/1/2022	$0.114583
April 2022	4/20/2022	5/2/2022	$0.114583
May 2022	5/18/2022	6/1/2022	$0.114583

Prospect is declaring our second quarterly distribution to Series A preferred shareholders at an annual rate of 5.35% of the stated value of $25.00 per share, from the date of issuance as follows:

Series A Quarterly Cash 5.35% Preferred Shareholder Distribution	Record Date	Payment Date	Amount ($ per share)
February 2022 – April 2022	4/20/2022	5/2/2022	$0.334375

PORTFOLIO UPDATE AND INVESTMENT ACTIVITY

All amounts in $000’s except per unit amounts	As of	As of
	December 31, 2021	September 30, 2021

Total Investments (at fair value)	$7,002,846	$6,430,707
Number of Portfolio Companies	127	124

Secured First Lien	46.7%	49.4%
Other Senior Secured Debt	19.5%	16.5%
Subordinated Structured Notes	10.6%	11.6%
Unsecured and Other Debt	0.1%	0.1%
Equity Investments	23.1%	22.4%
Mix of Investments with Underlying Collateral Security	76.8%	77.5%

Annualized Current Yield – All Investments	8.1%	9.0%
Annualized Current Yield – Performing Interest Bearing Investments	10.6%	11.6%

Top Industry Concentration(1)	15.8%	17.9%
Retail Industry Concentration(1)	0.0%	0.0%
Energy Industry Concentration(1)	1.3%	1.3%
Hotels, Restaurants & Leisure Concentration(1)	0.3%	0.4%

Non-Accrual Loans as % of Total Assets (2)	0.4%	0.5%

Middle-Market Loan Portfolio Company Weighted Average EBITDA(3)	$99,452	$95,332

As of the quarter ended December 31, 2021, our middle-market loan portfolio company weighted average net debt leverage ratio was 5.20x.(3)
(1)Excluding our underlying industry-diversified structured credit portfolio.
(2)Calculated at fair value.
(3)For additional disclosure see “Middle-Market Loan Portfolio Company Weighted Average EBITDA and Net Leverage” at the end of this release.

During the March 2022 (to date), December 2021, and September 2021 quarters, investment originations and repayments were as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2022	December 31, 2021	September 30, 2021

Total Originations	$284,008	$855,373	$424,668

Middle-Market Lending	81.9%	85.6%	94.5%
Subordinated Structured Notes	12.3%	3.3%	0.0%
Real Estate	4.3%	9.4%	2.3%
Other	1.5%	0.7%	0.0%
Middle-Market Lending / Buyout	0.0%	1.0%	3.2%

Total Repayments	$107,762	$444,060	$324,000

Originations, Net of Repayments	$176,246	$411,313	$100,668

Note: For additional disclosure see “Primary Origination Strategies” at the end of this release.

We have invested in subordinated structured notes benefiting from individual standalone financings non-recourse to Prospect, with our risk limited in each case to our net investment. At December 31, 2021 and September 30, 2021, our subordinated structured note portfolio at fair value consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	December 31, 2021	September 30, 2021

Total Subordinated Structured Notes	$744,458	$750,773

# of Investments	39	39

TTM Average Cash Yield(1)(2)	19.5%	18.8%
Annualized Cash Yield(1)(2)	20.5%	20.4%
Annualized GAAP Yield on Fair Value(1)(2)	9.8%	12.2%
Annualized GAAP Yield on Amortized Cost(2)	7.0%	8.5%

Cumulative Cash Distributions	$1,407,921	$1,365,583
% of Original Investment	99.2%	97.1%

# of Underlying Collateral Loans	1,783	1,756
Total Asset Base of Underlying Portfolio	$16,035,417	$16,259,707

Prospect TTM Default Rate	0.19%	0.26%
Broadly Syndicated Market TTM Default Rate	0.29%	0.35%
Prospect Default Rate Outperformance vs. Market	0.10%	0.09%

(1)Calculation based on fair value.
(2)Excludes investments being redeemed.

To date, including called investments being redeemed, we have exited 10 subordinated structured notes totaling $286.4 million with an expected pooled average realized IRR of 15.7% and cash on cash multiple of 1.45 times.
Since December 31, 2017 through today, 32 of our subordinated structured note investments have completed multi-year extensions of their reinvestment periods (typically at reduced liability spreads and with increased weighted average life asset benefits). We believe further long-term optionality upside exists in our structured credit portfolio through additional refinancings and reinvestment period extensions.

CAPITAL AND LIQUIDITY

Our multi-year, long-term laddered and diversified funding profile includes a recently upsized $1.5 billion revolving credit facility (with 43 lenders, an increase of 13 lenders from before our prior April 2021 extension and upsizing), program notes, listed baby bonds, institutional bonds, convertible bonds, listed preferred stock, and program preferred stock. We have retired multiple previously upcoming maturities and as of today have no debt maturing until July 2022, our sole liability maturity for calendar year 2022 and with a principal amount of $60.5 million.
On April 28, 2021, we completed an amendment and upsizing of our existing revolving credit facility (the “Facility”) for Prospect Capital Funding, extending the term 5.0 years from such date. Pricing for amounts drawn under the Facility is one-month Libor plus 2.05%, a decrease of 0.15% from before our extension. Undrawn pricing (1) was reduced by 0.30% for above 35% and up to 60% utilization and (2) was reduced by 0.10% for above 60% utilization. Our extended facility also has improved borrowing base benefits due to a change in concentration baskets, which we estimate increased our borrowing base by approximately $150 million.
The combined amount of our balance sheet cash and undrawn revolving credit facility commitments is currently approximately $960 million. Our total unfunded eligible commitments to non-control portfolio companies totals approximately $38 million, representing approximately 0.5% of our total assets as of December 31, 2021.

All amounts in $000’s	As of December 31, 2021	As of September 30, 2021	As of December 31, 2020
Net of Cash Debt to Equity Ratio(1)	51.3%	48.2%	61.1%
% of Interest-Bearing Assets at Floating Rates	87.1%	85.6%	86.6%
% of Liabilities at Fixed Rates	80.3%	96.0%	86.8%

% of Floating Loans with Libor Floors	95.2%	92.9%	89.6%
Weighted Average Libor Floor	1.35%	1.62%	1.62%

Unencumbered Assets	$4,994,777	$4,614,548	$4,208,925
% of Total Assets	70.6%	71.0%	73.8%

(1)Including our preferred stock as equity.

The below table summarizes our December 2021 quarter term debt issuance and repurchase/repayment activity:

All amounts in $000’s	Principal	Coupon	Maturity
Debt Issuances
Prospect Capital InterNotes®	$32,665	2.25% – 4.25%	October 2026 – December 2051
Total Debt Issuances	$32,665

Debt Repurchases/Repayments
6.375% 2024 Notes	$149	6.375%	January 2024
2029 Notes	$69,170	6.875%	June 2029
Prospect Capital InterNotes®	$74,292	5.00% - 6.625%	November 2025 – October 2043
Total Debt Repurchases/Repayments	$143,611

Net Debt Repurchases/Repayments	$(110,946)

$1.5 billion of Facility commitments have closed to date with 43 lenders. The Facility matures April 27, 2026. The Facility includes a revolving period that extends through April 27, 2025, followed by an additional one-year amortization period.
We currently have seven separate unsecured debt issuances aggregating approximately $1.6 billion outstanding, not including our program notes, with laddered maturities extending through October 2028. At December 31, 2021, $340.5 million of program notes were outstanding with laddered maturities through December 2051.
At December 31, 2021, our weighted average cost of unsecured debt financing was 4.39%, a decrease of 0.17% from September 30, 2021, and a decrease of 1.11% from December 31, 2020. Including usage of our revolving credit facility, at December 31, 2021, our weighted average cost of all debt financing was 3.95%, a decrease of 0.51% from September 30, 2021, and a decrease of 1.13% from December 31, 2020.
On August 3, 2020 and October 3, 2020, we launched our $1.25 billion 5.50% perpetual preferred stock offering programs. Prospect expects to use the net proceeds from the offering programs to maintain and enhance balance sheet liquidity, including repaying our credit facility and purchasing high quality short-term debt instruments, and to make long-term investments in accordance with our investment objective. The preferred stock provides Prospect with a diversified source of accretive fixed-rate capital without creating maturity risk due to the perpetual term. To date we have issued over $360 million in aggregate of our 5.50% perpetual preferred stock programs.
On July 19, 2021, we closed a $150 million listed 5.35% perpetual preferred stock offering. Prospect used the net proceeds from the offering to maintain and enhance balance sheet liquidity, including repaying our credit facility and redeeming higher cost program notes.
In connection with the 5.50% perpetual preferred stock offering program, effective August 3, 2020 and as amended on October 30, 2020, we adopted and amended, respectively, a Preferred Stock Dividend Reinvestment Plan, pursuant to which holders of the preferred stock will have dividends on their preferred stock automatically reinvested in additional shares of such preferred stock at a price per share of $25.00, if they elect.
We currently have over $515 million in preferred stock outstanding.

Prospect holds recently reaffirmed or initiated investment grade company ratings, all with a stable outlook, from Standard & Poor’s (BBB-), Moody’s (Baa3), Kroll (BBB-), Egan-Jones (BBB), and DBRS (BBB (low)). Maintaining our investment grade ratings with prudent asset, liability, and risk management is an important objective for Prospect.
DIVIDEND REINVESTMENT PLAN
We have adopted a dividend reinvestment plan (also known as our “DRIP”) that provides for reinvestment of our distributions on behalf of our shareholders, unless a shareholder elects to receive cash. On April 17, 2020, our board of directors approved amendments to the Company’s DRIP, effective May 21, 2020. These amendments principally provide for the number of newly-issued shares pursuant to the DRIP to be determined by dividing (i) the total dollar amount of the distribution payable by (ii) 95% of the closing market price per share of our stock on the valuation date of the distribution (providing a 5% discount to the market price of our common stock), a benefit to shareholders who participate.
HOW TO PARTICIPATE IN OUR DIVIDEND REINVESTMENT PLAN
Shares held with a broker or financial institution
Many shareholders have been automatically “opted out” of our DRIP by their brokers. Even if you have elected to automatically reinvest your PSEC stock with your broker, your broker may have “opted out” of our DRIP (which utilizes DTC’s dividend reinvestment service), and you may therefore not be receiving the 5% pricing discount. Shareholders interested in participating in our DRIP to receive the 5% discount should contact their brokers to make sure each such DRIP participation election has been made through DTC. In making such DRIP election, each shareholder should specify to one’s broker the desire to participate in the "Prospect Capital Corporation DRIP through DTC" that issues shares based on 95% of the market price (a 5% discount to the market price) and not the broker's own "synthetic DRIP” plan (if any) that offers no such discount. Each shareholder should not assume one’s broker will automatically place such shareholder in our DRIP through DTC. Each shareholder will need to make this election proactively with one’s broker or risk not receiving the 5% discount. Each shareholder may also consult with a representative of such shareholder’s broker to request that the number of shares the shareholder wishes to enroll in our DRIP be re-registered by the broker in the shareholder’s own name as record owner in order to participate directly in our DRIP.
Shares registered directly with our transfer agent
If a shareholder holds shares registered in the shareholder’s own name with our transfer agent (less than 0.1% of our shareholders hold shares this way) and wants to make a change to how the shareholder receives dividends, please contact our plan administrator, American Stock Transfer and Trust Company LLC by calling (888) 888-0313 or by mailing American Stock Transfer and Trust Company LLC, 6201 15th Avenue, Brooklyn, New York 11219.

EARNINGS CONFERENCE CALL
Prospect will host an earnings call on Wednesday February 9, 2022 at 11:00 am. Eastern Time. Dial 844-200-6205. For a replay prior to March 9, 2022 visit www.prospectstreet.com or call 866-813-9403 with passcode 148409.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	December 31, 2021	June 30, 2021

	(Unaudited)	(Audited)
Assets
Investments at fair value:
Control investments (amortized cost of $2,364,241 and $2,482,431, respectively)	$3,057,923	$2,919,717
Affiliate investments (amortized cost of $238,537 and $202,943, respectively)	429,954	356,734
Non-control/non-affiliate investments (amortized cost of $3,938,560 and $3,372,750, respectively)	3,514,969	2,925,327
Total investments at fair value (amortized cost of $6,541,338 and $6,058,124, respectively)	7,002,846	6,201,778
Cash	45,026	63,610
Receivables for:
Interest, net	15,725	12,575
Other	644	365
Deferred financing costs on Revolving Credit Facility	9,869	11,141
Due from broker	—	12,551
Prepaid expenses	539	1,072
Due from Affiliate	—	—
Total Assets	7,074,649	6,303,092
Liabilities
Revolving Credit Facility	472,608	356,937
Public Notes (less unamortized discount and debt issuance costs of $24,842 and $20,061, respectively)	1,340,617	1,114,717
Prospect Capital InterNotes® (less unamortized debt issuance costs of $7,667 and $10,496, respectively)	332,870	498,215
Convertible Notes (less unamortized debt issuance costs of $3,106 and $4,123, respectively)	213,563	263,100
Due to Prospect Capital Management	53,439	48,612
Dividends payable	23,457	23,313
Interest payable	26,856	27,359
Due to broker	24,750	14,854
Accrued expenses	3,067	5,151
Due to Prospect Administration	1,611	4,835
Other liabilities	1,022	482
Total Liabilities	2,493,860	2,357,575
Commitments and Contingencies
Preferred Stock, par value $0.001 per share (147,900,000 shares authorized, with 40,000,000 shares of preferred stock authorized for each of the Series A1, Series M1, and Series M2 and 20,000,000 shares of preferred stock authorized for the Series AA1 and 1,000,000 shares of preferred stock authorized for the Series A2 and 6,900,000 shares of preferred stock authorized for the Series A; 11,751,346 Series A1 shares issued and outstanding; 519,211 Series M1 shares issued and outstanding; 0 Series M2 shares issued and outstanding; 0 Series AA1 shares issued and outstanding; 187,000 Series A2 shares issued and outstanding; and 6,000,000 Series A shares issued and outstanding as of December 31, 2021) at carrying value plus cumulative accrued and unpaid dividends	440,661	—
Net Assets as of June 30, 2021	$—	$3,945,517
Net Assets Applicable to Common Shares as of December 31, 2021	$4,140,128	$—
Components of Net Assets Applicable to Common Shares and Net Assets, respectively
Preferred Stock, par value $0.001 per share (141,000,000 shares authorized, with 40,000,000 shares of preferred stock authorized for each of the Series A1, Series M1, and Series M2 and 20,000,000 shares of preferred stock authorized for the Series AA1 and 1,000,000 shares of preferred stock authorized for the Series A2; 5,163,926 Series A1 shares issued and outstanding; 130,666 Series M1 shares issued and outstanding; 0 Series M2 shares issued and outstanding; 0 Series AA1 shares issued and outstanding; and 187,000 Series A2 shares issued and outstanding as of June 30, 2021)	$—	137,040
Common stock, par value $0.001 per share (1,852,100,000 common shares authorized; 390,584,255 and 388,419,573 issued and outstanding, respectively)	391	388
Paid-in capital in excess of par	4,056,544	4,040,748
Total distributable earnings (loss)	83,193	(232,659)
Net Assets as of June 30, 2021	$—	$3,945,517
Net Assets Applicable to Common Shares as of December 31, 2021	$4,140,128	$—
Net Asset Value Per Common Share	$10.60	$9.81

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Investment Income
Interest income:
Control investments	$57,110	$50,633	$112,941	$99,360
Affiliate investments	6,675	10,826	16,752	18,188
Non-control/non-affiliate investments	60,132	52,029	117,661	103,279
Structured credit securities	18,256	31,299	41,090	56,199
Total interest income	142,173	144,787	288,444	277,026
Dividend income:
Control investments	5,687	2,261	6,937	2,261
Affiliate investments	—	—	—	—
Non-control/non-affiliate investments	17	19	34	44
Total dividend income	5,704	2,280	6,971	2,305
Other income:
Control investments	11,703	20,545	28,735	29,616
Affiliate investments	126	64	3,942	64
Non-control/non-affiliate investments	15,670	4,616	16,758	6,161
Total other income	27,499	25,225	49,435	35,841
Total Investment Income	175,376	172,292	344,850	315,172
Operating Expenses
Base management fee	33,843	27,833	66,046	54,683
Income incentive fee	19,589	20,717	39,329	35,103
Interest and credit facility expenses	29,679	33,727	57,717	67,776
Allocation of overhead from Prospect Administration (Note 13)	2,239	3,426	6,765	8,083
Audit, compliance and tax related fees	329	340	946	1,278
Directors’ fees	113	113	229	226
Excise tax	—	—	—	—
Other general and administrative expenses	4,027	4,575	6,892	8,917
Total Operating Expenses	89,819	90,731	177,924	176,066
Net Investment Income	85,557	81,561	166,926	139,106
Net Realized and Net Change in Unrealized Gains (Losses) from Investments
Net realized gains (losses)
Control investments	3	—	6	2,832
Affiliate investments	—	3,724	—	3,724
Non-control/non-affiliate investments	(9,230)	3	(9,834)	14
Net realized (losses) gains	(9,227)	3,727	(9,828)	6,570
Net change in unrealized gains
Control investments	134,066	168,053	256,396	181,588
Affiliate investments	31,589	19,233	37,626	85,706
Non-control/non-affiliate investments	15,479	38,487	23,832	66,323
Net change in unrealized gains	181,134	225,773	317,854	333,617
Net Realized and Net Change in Unrealized Gains from Investments	171,907	229,500	308,026	340,187
Net realized (losses) on extinguishment of debt	(3,851)	(5,094)	(9,208)	(5,580)
Net Increase in Net Assets Resulting from Operations	253,613	305,967	465,744	473,713
Preferred stock dividend	7,202	46	9,609	46
Net Increase in Net Assets Resulting from Operations applicable to Common Stockholders	$246,411	$305,921	$456,135	$473,667

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER COMMON SHARE
(in actual dollars)

	Three Months Ended December 31,				Six Months Ended December 31,
	2021		2020		2021		2020
Per Share Data
Net asset value per common share at beginning of period	$10.12		$8.40		$9.81		$8.18
Net investment income(1)	0.22		0.21		0.43		0.37
Net realized and change in unrealized gains(1)	0.43		0.59		0.77		0.88
Net increase from operations	0.65		0.80		1.20		1.25
Distributions of net investment income to preferred stockholders	(0.02)		—	(3)	(0.03)		—	(3)
Distributions of net investment income to common stockholders	(0.18)	(5)	(0.18)		(0.36)	(5)	(0.33)
Return of Capital to common stockholders	—	(5)	—		—	(5)	(0.03)
Common stock transactions(2)	(0.01)		(0.05)		(0.02)		(0.10)
Offering costs from issuance of preferred stock	—		—	(3)	(0.03)		—	(3)
Reclassification of preferred stock issuance costs(6)
Net asset value per common share at end of period	$10.6	(4)	$8.96	(4)	$10.60		$8.96	(4)

(1)Per share data amount is based on the weighted average number of common shares outstanding for the period presented (except for dividends to stockholders which is based on actual rate per share).
(2)Common stock transactions include the effect of our issuance of common stock in public offerings (net of underwriting and offering costs), shares issued in connection with our common stock dividend reinvestment plan, common shares issued to acquire investments and common shares repurchased below net asset value pursuant to our Repurchase Program, and common shares issued pursuant to the Holder Optional Conversion of our 5.50% preferred stock.
(3)Amount is less than $0.01.
(4)Does not foot due to rounding.
(5)Not finalized for the respective fiscal period.
(6)Preferred stock issuance costs include offering costs and underwriting costs related to the issuance of preferred stock. During the three months ended December 31, 2021, we have reclassified all preferred stock issuance costs related to preferred stock issued as temporary equity following our reclassification of preferred stock during the three months ended September 30, 2021.

MIDDLE-MARKET LOAN PORTFOLIO COMPANY WEIGHTED AVERAGE EBITDA AND NET LEVERAGE

Middle-Market Loan Portfolio Company Weighted Average Net Leverage (“Middle-Market Portfolio Net Leverage”) and Middle-Market Loan Portfolio Company Weighted Average EBITDA (“Middle-Market Portfolio EBITDA”) provide clarity into the underlying capital structure of PSEC’s middle-market loan portfolio investments and the likelihood that PSEC’s overall portfolio will make interest payments and repay principal.
Middle-Market Portfolio Net Leverage reflects the net leverage of each of PSEC’s middle-market loan portfolio company debt investments, weighted based on the current fair market value of such debt investments. The net leverage for each middle-market loan portfolio company is calculated based on PSEC’s investment in the capital structure of such portfolio company, with a maximum limit of 10.0x adjusted EBITDA. This calculation excludes debt subordinate to PSEC’s position within the capital structure because PSEC’s exposure to interest payment and principal repayment risk is limited beyond that point. Additionally, subordinated structured notes, other structured credit, real estate investments, investments for which EBITDA is not available, and equity investments, for which principal repayment is not fixed, are also not included in the calculation. The calculation does not exceed 10.0x adjusted EBITDA for any individual investment because 10.0x captures the highest level of risk to PSEC. Middle-Market Portfolio Net Leverage provides PSEC with some guidance as to PSEC’s exposure to the interest payment and principal repayment risk of PSEC’s overall debt portfolio. PSEC monitors its Middle-Market Portfolio Net Leverage on a quarterly basis.
Middle-Market Portfolio EBITDA is used by PSEC to supplement Middle-Market Portfolio Net Leverage and generally indicates a portfolio company’s ability to make interest payments and repay principal. Middle-Market Portfolio EBITDA is calculated using the EBITDA of each of PSEC’s middle-market loan portfolio companies, weighted based on the current fair market value of the related investments. The calculation provides PSEC with insight into profitability and scale of the portfolio companies within our overall debt investments.
These calculations include addbacks that are typically negotiated and documented in the applicable investment documents, including but not limited to transaction costs, share-based compensation, management fees, foreign currency translation adjustments and other nonrecurring transaction expenses.
Together, Middle-Market Portfolio Net Leverage and Middle-Market Portfolio EBITDA assist PSEC in assessing the likelihood that PSEC will timely receive interest and principal payments. However, these calculations are not meant to substitute for an analysis of PSEC’s our underlying portfolio company debt investments, but to supplement such analysis.

PRIMARY ORIGINATION STRATEGIES

Middle-Market Lending - We make directly-originated, agented loans to companies, including companies which are controlled by private equity sponsors and companies that are not controlled by private equity sponsors (such as companies that are controlled by the management team, the founder, a family or public shareholders). This debt can take the form of first lien, second lien, unitranche or unsecured loans. These loans typically have equity subordinate to our loan position. We may also purchase selected equity co-investments in such companies. In addition to directly-originated, agented loans, we also invest in senior and secured loans, syndicated loans and high yield bonds that have been sold to a club or syndicate of buyers, both in the primary and secondary markets. These investments are often purchased with a long term, buy-and-hold outlook, and we often look to provide significant input to the transaction by providing anchoring orders.
Middle-Market Lending / Buyout - This strategy involves purchasing senior and secured yield-producing debt and controlling equity positions in operating companies across various industries. We believe this strategy provides enhanced certainty of closing to sellers, and the opportunity for management to continue in their current roles. These investments are often structured in tax-efficient partnerships, enhancing returns.
Real Estate - We purchase debt and controlling equity positions in tax-efficient real estate investment trusts (“REIT” or “REITs”). The real estate investments of National Property REIT Corp. (“NPRC”) are in various classes of developed and occupied real estate properties that generate current yields, including multi-family properties, student housing, and self-storage. NPRC seeks to identify properties that have historically attractive occupancy rates and recurring cash flow generation. NPRC generally co-invests with established and experienced property management teams that manage such properties after acquisition.
Subordinated Structured Notes - We make investments in structured credit, often taking a significant position in subordinated structured notes (equity) and rated secured structured notes (debt). The underlying portfolio of each structured credit investment is diversified across approximately 100 to 200 broadly syndicated loans and does not have direct exposure to real estate, mortgages, or consumer-based credit assets. The structured credit portfolios in which we invest are managed by established collateral management teams with many years of experience in the industry.

ABOUT PROSPECT CAPITAL CORPORATION

Prospect Capital Corporation (www.prospectstreet.com) is a business development company that focuses on lending to and investing in private businesses. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.
We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made. We undertake no obligation to update any such statement now or in the future.
For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectcap.com
Telephone (212) 448-0702